Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

      CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

CONSOLIDATED COMMUNICATIONS, INC.

(Exact name of obligor as specified in its charter)

Illinois	02-0636475
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

10.875% Senior Notes due 2020

and Guarantees of 10.875% Senior Notes due 2020

(Title of the indenture securities)

GUARANTORS

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices
Consolidated Communications Holdings, Inc.	Delaware	02-0636095	121 South 17th Street, Mattoon, Illinois 61938-3987

Consolidated Communications Enterprise Services, Inc.	Delaware	02-0636464	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Services Company	Texas	75-2797369	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Of Fort Bend Company	Texas	74-0629710	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications Of Texas Company	Texas	75-2073931	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Communications	California	45-5230481	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Long Distance	California	91-1761135	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Communications, Inc.	Delaware	46-2205773	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Broadband	California	91-1762555	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest TeleVideo	California	30-0088182	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas, Inc.	Delaware	20-4467074	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Telephone	California	94-0817190	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas Holdings, Inc.	Delaware	20-4467655	121 South 17th Street, Mattoon, Illinois 61938-3987
Consolidated Communications of Pennsylvania Company, LLC	Delaware	26-3872130	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas Connections, LLC	Delaware	22-3866785	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas Licenses, LLC	Delaware	43-1901973	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas Operations, LLC	Delaware	43-1896045	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Kansas Purchasing, LLC	Delaware	43-1900927	121 South 17th Street, Mattoon, Illinois 61938-3987
SureWest Fiber Ventures, LLC	Delaware	46-0596477	121 South 17th Street, Mattoon, Illinois 61938-3987

Item 1. General Information.  Furnish the following information as to the trustee:

(a)                               Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                              Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                 Not applicable.

Item 16.  List of Exhibits.                  List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                   A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                   A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.                                   A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.                                   Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                   Not applicable.

Exhibit 6.                                   The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                   Not applicable.

Exhibit 9.                                   Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services, LLC, file number 333-130784-06.

**  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of The NASDAQ OMX Group, Inc., file number 333-186155.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc., file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois on the 12th day of March 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 6

March 12, 2013

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Gregory S. Clarke
Gregory S. Clarke
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 22,460
Interest-bearing balances		105,937
Securities:
Held-to-maturity securities		0
Available-for-sale securities		203,661
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		46
Securities purchased under agreements to resell		30,783
Loans and lease financing receivables:
Loans and leases held for sale		29,991
Loans and leases, net of unearned income	745,960
LESS: Allowance for loan and lease losses	14,234
Loans and leases, net of unearned income and allowance		731,726
Trading Assets		34,637
Premises and fixed assets (including capitalized leases)		7,746
Other real estate owned		3,891
Investments in unconsolidated subsidiaries and associated companies		595
Direct and indirect investments in real estate ventures		11
Intangible assets
Goodwill		21,545
Other intangible assets		19,870
Other assets		53,226

Total assets		$1,266,125

LIABILITIES
Deposits:
In domestic offices		$918,331
Noninterest-bearing	253,411
Interest-bearing	664,920
In foreign offices, Edge and Agreement subsidiaries, and IBFs		76,108
Noninterest-bearing	1,821
Interest-bearing	74,287
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		17,247
Securities sold under agreements to repurchase		12,230

Dollar Amounts
In Millions

Trading liabilities	18,815
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,654
Subordinated notes and debentures	16,747
Other liabilities	32,260

Total liabilities	$1,131,392

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	101,833
Retained earnings	24,167
Accumulated other comprehensive income	7,144
Other equity capital components	0

Total bank equity capital	133,663
Noncontrolling (minority) interests in consolidated subsidiaries	1,070

Total equity capital	134,733

Total liabilities, and equity capital	$1,266,125

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
David Hoyt
Michael Loughlin